EXHIBIT 99.3

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), effective this 13th day of May 2013 (“Effective Date”), is made and entered into between FORTRESS INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), and MAURA A. McNERNEY (the “Executive”).

NOW, THEREFORE, in exchange for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1. DEFINITIONS

The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

1.1. Affiliates. “Affiliates” of a Person, or a Person “affiliated” with another Person, are any Persons which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with, the Person specified.

1.2. Board. “Board” means the Company’s Board of Directors.

1.3. Cause. The following constitutes “Cause” giving rise to the Company’s right to terminate the Executives employment under Section 5.1 of this Agreement: (a) the Executive’s willful failure to perform, or gross negligence in the performance of, her duties and responsibilities to the Company and its Affiliates; (b) any act that would constitute a material violation of the Company’s material written policies; (c) intentionally engaging in conduct materially and demonstrably injurious to the Company; (d) conviction of (1) a crime of embezzlement or a crime involving moral turpitude; (2) a crime with respect to the Company involving a breach of trust or dishonesty; or (3) in either case, a plea of guilty or no contest to such a crime; or (e) the Executive’s violation of her obligations under the Assignment Agreement (as defined in Section 6 of this Agreement) or under Sections 2.4 or 7 of this Agreement or by her breach of a fiduciary duty owed the Company or any of its Affiliates.

1.4. Change in Control of the Company. “Change in Control of the Company” means (a) a sale, transfer or exclusive licensing by the Company of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (measured by either book value in accordance with United States generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of related transactions (other than sales in the ordinary course of business); (b) any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Company’s capital stock by the Company or any holders thereof that results in any Person or Persons acting as a “group” (as such term is used under Section 13(d)(3) of the Securities Exchange Act of 1934), other than the holders of Company’s capital stock as of the date hereof, owning directly or indirectly capital stock of the Company possessing more than 50% of the combined voting power (under ordinary circumstances) in the election of the Board; (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) the stockholders of the Corporation approve a plan of complete liquidation of the Company.

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1.5. Date of Termination. “Date of Termination” means (a) if the Executive’s employment is terminated by reason of the Executive’s death, the date of the Executive’s death, or (b) if the Executive’s employment with the Company is terminated for any reason other than the Executive’s death, the date on which Executive ceases to be an employee of the Company.

1.6. Disability. Termination of the Executive’s employment with the Company based on “Disability” means termination of the Executive’s employment at the Company’s sole discretion, upon thirty (30) days prior written notice in the event the Executive becomes “Disabled,” as defined in any group term disability insurance maintained by the Company applicable to the Executive, or, (b) if the Company shall not maintain such insurance, the determination by an independent physician acting reasonably and in good faith that the Executive is incapacitated by reason of a physical or mental illness that is long-term in nature and that prevents the Executive from performing the substantial and material duties of her employment with the Company, provided that such incapacity can reasonably be expected to prevent the Executive from working at least six (6) months in any twelve (12) month period. The Company may require the Executive to have the examination described in the preceding sentence at any time for the purpose of determining whether the Executive has a long-term disability, and the Executive agrees to submit to such examination upon request of the Board; provided that the Company shall pay all costs and expenses associated with such examination. This Section 1.6 shall be interpreted and applied consistently with the Americans with Disabilities Act, the Family and Medical Leave Act and other applicable law.

1.7. Good Reason. Termination of the Executive’s employment by the Executive for a “Good Reason” shall mean termination by the Executive because of: (a) failure of the Company to pay any installment of the Executive’s Base Salary when such installment is due pursuant to this Agreement, which failure is not cured within fifteen (15) days; (b) any other breach or breaches of this Agreement by the Company, which breaches are, singularly or in the aggregate, material, and which are not cured within thirty (30) days of written notice of such breach or breaches to the Company by the Executive; or (c) a reduction by the Company of the Executive’s Base Salary without the express written consent of the Executive.

1.8. Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

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1.9. Restrictive Period. “Restrictive Period” means the twelve (12) month period measured from the Termination Date through the first anniversary of the Date of Termination.

1.10. Subsidiary. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

2. EMPLOYMENT

2.1. Employment Period.

2.1.1 The Company hereby employs the Executive, and the Executive hereby accepts said employment and agrees to render services to the Company, on the terms and conditions set forth in this Agreement for the period commencing on May 20, 2013 (the “Commencement Date”) and ending on December 31, 2013 (the “Expiration Date ”), unless sooner terminated in accordance with the provisions herein (such period is the “Employment Period”); provided, however, that if this Agreement is renewed pursuant to Section 2.1.2 of this Agreement, then the “Expiration Date” for the then current “Renewal Term” (as hereinafter defined) shall be the date that is last day of the one year period of any Renewal Term.

2.1.2 This Agreement shall be automatically renewed for an additional one year period commencing at the expiration of the initial Employment Period or any subsequent renewal term (each, a “Renewal Term”) unless the Company provides written notice of termination to the Executive not less than thirty (30) days prior to the Expiration Date. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Employment Period shall immediately terminate prior to any Expiration Date (i) upon Executive’s death, Disability or termination for a Good Reason or (ii) upon termination by the Company for Cause. In all other circumstances, thirty (30) days’ prior written notice is required by either party to the other to terminate this Agreement.

2.2. Duties. During the Employment Period, the Executive shall have the title Chief Financial Officer and shall report to the Company’s Chief Executive Officer. The Executive shall perform such services for the Company as is consistent with the Executive’s position (subject to the power and authority of the Board to expand or limit such services and to overrule actions of officers of the Company) and as lawfully directed, from time to time, by the Company’s Chief Executive Officer or the Board. The Executive shall devote the Executive’s full working time and attention and use the Executive’s best efforts and skill to the performance of the Executive’s duties under this Agreement. The Executive shall not, during the Employment Period, provide services to any business activity for gain, profit or other pecuniary advantage other than the services provided under this Agreement. Notwithstanding the foregoing, the Executive may (a) volunteer services for or on behalf of such religious, educational, non-profit and/or other charitable organization as the Executive may wish to serve, (b) manage her personal, financial and legal affairs, or (c) with the consent of the Board, which shall not be unreasonably withheld, serve on up to two (2) boards of directors of other entities, so long as the activities described in the foregoing clauses (a) through (c) do not interfere with the performance of her duties and responsibilities to the Company as provided hereunder or violate any of the terms of this or any other agreement entered into with the Company. The Executive acknowledges that the Executive may be required to travel on business in connection with the Executive’s performance of the Executive’s duties hereunder.

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2.3. Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on the Executive in any amount or amounts considered available. The Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. The Executive hereby represents that the Executive has no reason to believe that the Executive’s life is not insurable at rates now prevailing for a healthy person of the Executive's gender and age.

2.4. Corporate Opportunity. The Executive agrees that, unless approved by the Board, she will not take personal advantage of any business opportunities that arise during her employment with the Company and that may be of benefit to the Company. All material facts regarding such opportunities must be promptly reported to the Board for consideration by the Company in accordance with the Company’s policies.

3. COMPENSATION AND BENEFITS

3.1. Base Salary. During the Employment Period, the Company shall pay the Executive an initial base salary of Two Hundred and Thirty-Eight Thousand Dollars ($238,000.00) per year (“Base Salary”) paid in approximately equal installments bi-weekly.

3.2. Annual Bonus. For each calendar year that begins during the Employment Period (each such calendar year, a “Bonus Year”), the Executive shall be eligible to receive a bonus in an amount and on such terms as are established by the Board in its sole discretion. Without limiting the generality of the foregoing, the Executive shall be eligible to receive a bonus in an amount up to 50% of the Base Salary on terms established by the Board for the period beginning on the Commencement Date and ending December 31, 2013 (the “2013 Bonus”). On the Commencement Date, the Company shall pay the Executive Twenty-Five Thousand Dollars ($25,000.00). To the extent the Executive earns the 2013 Bonus, such amount shall be automatically deducted from the 2013 Bonus. Any bonus for an applicable calendar year, or portion thereof, shall be paid to the Executive no later than March 15 of the calendar year following the Bonus Year.

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3.3 Relocation bonus. On the Commencement Date, the Company shall pay the Executive Twenty Thousand Dollars ($20,000.00) (the “Relocation Bonus”), which is intended to offset certain expenses related to the Executive’s move to Columbia, Maryland. If the Executive terminates her employment with the Company other than for a Good Reason within twelve (12) months of the Commencement Date, the Executive shall repay the Company the Relocation Bonus on the Date or Termination. The Company may deduct from any payments of Base Salary or other monies due to the Executive as of the Date of Termination an amount up to the Relocation Bonus owed to the Company as a result of the Executive’s termination of her employment.

3.4. Vacation and Benefits. The Executive shall receive vacation, health insurance and other employee benefits as the Company makes available to other executives, as may exist at any particular time and from time to time during the Executive’s employment. All matters of eligibility for coverage or benefits under any health, hospitalization, life, disability, or other insurance plan, program or policy shall be determined in accordance with the provisions of the plan, program, or policy; and the Company shall not be liable to the Executive, the Executive’s family, heirs, executors, or beneficiaries for any payment payable or claimed to be payable under any such benefit plan, program, or policy.

3.5. Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

3.6. Policies, Procedures & Benefit Plans. Except as otherwise provided herein, the Executive’s employment shall be subject to the policies and procedures that apply generally to the Company’s employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Employment Period, by the Board in its sole discretion. The Executive agrees to comply with such policies and procedures in all material respects.

3.7. Equity. On the Commencement Date, the Executive shall receive options to purchase 200,000 shares of the Company’s common stock upon the terms and conditions set forth in that certain Award Agreement, dated as of the Commencement Date, between the Company and Executive.

4. EXPENSES

4.1. Expenses. During the Employment Period, including following any Date of Termination for appropriate expenses incurred on or prior to the Date of Termination, the Company shall reimburse the Executive promptly or otherwise provide for or pay for all pre-approved reasonable expenses incurred by the Executive in furtherance of, or in connection with, the business of the Company or its Subsidiaries, consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to such reasonable documentation and other limitations as may be established from time to time by the Board, including against presentation of vouchers or receipts therefor.

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5. TERMINATION

5.1. Termination Due to Death or Disability, By the Company For Cause or By the Executive. If the Employment Period is terminated (a) by reason of the Executive’s Death or Disability; (b) by the Company for Cause; or (c) by the Executive (other than for a Good Reason); then the Executive shall only be entitled to receive the Executive’s Base Salary and the reimbursement of any applicable expenses pursuant to Section 4 of this Agreement through the Date of Termination, and the Executive shall have no right to any other compensation thereafter (including without limitation pursuant to Section 3.1 and Section 3.2 of this Agreement, but not including Section 5.3 of this Agreement). No Person shall be entitled hereunder to participate in any employee benefit plan after the Date of Termination if the Employment Period is terminated in connection with this Section 5.1, except as otherwise expressly required by applicable law (i.e., COBRA) and provided that nothing herein shall be interpreted to limit the Executive’s conversion rights, if any, under any of the Company’s employee benefit plans.

5.2. Termination By the Company Other Than for Cause or By the Executive for a Good Reason. In addition to the payment to the Executive of the Executive’s Base Salary and the reimbursement of any applicable expenses pursuant to Section 4 of this Agreement through the Date of Termination, if (a) the Employment Period is terminated (i) by the Company other than for Cause, (ii) by the Executive for a Good Reason, (iii) within twelve (12) months following to a Change in Control of the Company, or (iv) by the Company in accordance with Section 2.1.2 of this Agreement by providing the requisite notice to the Executive to terminate this Agreement prior to any Expiration Date; and (b) the Executive executes a general release in substantially the form attached hereto as Exhibit A (the “Release”) on or before the Date of Termination; and (c) the Executive has not breached the terms of the “Assignment Agreement” (as defined below); then the Company shall continuing paying the Executive salary payments based on the Base Salary (at the rate in effect at the Date of Termination) for a period commencing on the Date or Termination and ending (X) six (6) months from the Date of Termination, or (Y) twelve (12) months from the Date of Termination if the Employment Period is terminated within twelve (12) months following a Change in Control of the Company. Any payment under this Section 5.2 shall be made in accordance with the Company’s normal payroll schedule at the time the payments are made. The Executive shall be entitled to receive the benefits under any plan or program adopted or sponsored by the Company or its Subsidiaries (to the extent the Executive participates and is vested in such benefits) in accordance with the terms of such plan or program. If the Executive elects and remains eligible for health coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) (and subject to withholding pursuant to Section 3.5 of this Agreement), then commencing within fifteen (15) business days following the date on which the Release becomes effective pursuant to its terms, the Company will, for a period commencing on the Date of Termination and ending six (6) months from the Date of Termination, pay a percentage of the premium for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the Company on the Date of Termination. The Executive shall not be entitled to any other salary or compensation after termination of the Employment Period (other than as set forth in this Section 5.2 and Section 5.3 of this Agreement) and no Person shall be entitled hereunder to participate in any employee benefit plan after the Date of Termination if the Employment Period is terminated in connection with this Section 5.2, except as otherwise specifically provided hereunder or as required by applicable law (i.e., COBRA) and provided that nothing herein shall be interpreted to limit the Executive’s conversion rights, if any, under any of the Company’s employee benefit plans.

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5.3. Cooperation with Company after Termination of Employment. For a period of six (6) months following termination of the Employment Period for any reason, as such period may be extended with the consent of the Executive, the Executive shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to other executives of the Company as may be designated by the Company. The Executive shall be compensated for any time spent pursuant to this Section 5.3 at the specific request of the Company at a per diem amount based upon the Executive's Base Salary at the Date of Termination.

5.4. Termination by Mutual Consent. Notwithstanding any of the foregoing provisions of this Section 5, if at any time during the course of this Agreement the parties by mutual consent decide to terminate the Employment Period, they shall do so by separate agreement setting forth the terms and conditions of such termination.

5.5. Section 409A. Notwithstanding any other provision with respect to the timing of payments under Section 5.2 of this Agreement, if, at the time of the Executive’s termination, the Executive is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code (the “Code”), and any successor statute, regulation and guidance thereto) of the Company, then only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which the Executive may become entitled under Section 5.2 of this Agreement that are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first business day of the seventh month following the Date of Termination, at which time the Executive shall be paid an aggregate amount equal to six months of payments otherwise due to the Executive under the terms of Section 5.2 of this Agreement, as applicable. After the first business day of the seventh month following the date of termination and continuing each month thereafter, the Executive shall be paid the regular payments otherwise due to the Executive in accordance with the terms of Section 5.2 of this Agreement, as thereafter applicable.

6. INVENTION, ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

6.1. Assignment Agreement. The parties hereto have entered into an Invention Assignment and Confidentiality Agreement attached hereto as Exhibit B (the “Assignment Agreement”), which may be amended by the parties from time to time pursuant to the terms thereof. The provisions of the Assignment Agreement are intended by the parties to survive, and shall survive, the termination or expiration of the Employment Period and this Agreement.

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7. NON-SOLICITATION OF CUSTOMERS OR EMPLOYEES; NON-COMPETITION

7.1. Covenant Not-to-Solicit Customers. During the Employment Period and the Restrictive Period, the Executive shall not directly or indirectly, individually or on behalf of any Person, whether as principal, agent, stockholder, employee, consultant, representative or in any other capacity, that engages in a Competitive Activity (as defined below) in any geographic area in which the Company actively markets or in which the Executive knows the Company intends to actively market, solicit any Person that:

(a) is a customer or client of the Company or any of its Subsidiaries that the Executive had dealings with by virtue of the Executive’s employment with the Company as of the Date of Termination;

(b) has been a customer or client of the Company or any of its Subsidiaries that the Executive had dealings with by virtue of the Executive’s employment with the Company at any time within two (2) years prior to the Date of Termination; or

(c) is a prospective customer or client that the Executive had been actively soliciting with, or on behalf of, the Company or any of its Subsidiaries as of the Date of Termination.

7.2. Covenant Not-to-Solicit Employees. During the Employment Period and the Restrictive Period, the Executive shall not directly or indirectly, individually or on behalf of any other Person, whether as principal, agent, stockholder, employee, consultant, representative or in any other capacity:

(a) recruit, solicit or encourage any person to leave the employ of the Company or any of its Subsidiaries; or

(b) hire any employee of the Company or any of its Subsidiaries as a regular employee, consultant, independent contractor or otherwise.

7.3. Non-Competition. The Executive recognizes and acknowledges the competitive and proprietary nature of the business operations of the Company and its Subsidiaries. During the Employment Period and the Restrictive Period, the Executive shall not, without the prior written consent of the Company, for herself or on behalf of any Person, directly or indirectly, whether as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business that engages in a Competitive Activity in any geographic area in which the Company actively markets or in which the Executive knows the Company intends to actively market. For purposes of this Agreement, “Competitive Activity” means the design, development, manufacture, marketing, or sale of any product or service that is in competition with any product or service designed, developed, manufactured, marketed, or sold by the Company or any of its Subsidiaries on the Date or Termination or with respect to which the Company or its Subsidiaries has acquired or developed, prior to the Date of Termination, confidential information that it intends to use in the design, development, manufacture, marketing, or sale of a product or service. The parties acknowledge that the Company or its Subsidiaries may from time to time during the term of this Agreement change or increase the types of products or services it provides and its geographic markets, and this Agreement shall be deemed to be amended from time to time to include such different products, services, or geographic markets for the purposes of this Section 7.3. Nothing contained herein shall preclude the Executive from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that her holdings do not exceed one percent (1%) of the issued and outstanding capital stock of such business.

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7.4. Non-Disparagement. The Executive shall not make any public statement, or engage in any conduct, that is disparaging to the Company, or any of its employees, officers, directors or stockholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company. Notwithstanding any term to the contrary herein, the Executive shall not be in breach of this Section 7 for the making of any truthful statements under oath.

7.5. Reasonableness of Restrictions. The Executive has carefully read and considered the provisions of this Section 7, and, having done so, agrees (a) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (b) that the protection afforded to the Company hereunder is necessary to protect its legitimate business interests, (c) that the agreement to observe such restrictions form a material part of the consideration for this Agreement and the Executive’s employment by the Company and (d) that upon the termination of the Executive’s employment with the Company for any reason, she will be able to earn a livelihood without violating the foregoing restrictions. In the event that, notwithstanding the foregoing, any of the provisions of this Section 7 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 7 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

8. EXECUTIVE’S REPRESENTATIONS AND WARRANTIES

8.1. Other Agreements. The Executive hereby represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other Person.

8.2. Enforceability. The Executive hereby represents and warrants to the Company that upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

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8.3. No Breach; No Conflict of Interest. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound and (b) the Executive is not, to the best of the Executive's knowledge and belief, involved in any situation that might create, or appear to create, a conflict of interest with loyalty to or duties for the Company.

8.4. Notification of Materials or Documents from Other Employers. The Executive hereby represents and warrants to the Company that the Executive has not brought and will not bring to the Company or use in the performance of responsibilities at the Company any materials or documents of a former employer or client that are not generally available to the public, unless the Executive has obtained express written authorization from the former employer or client and the Company for their possession and use.

8.5. Notification of Other Post-Employment Obligations. The Executive also understands that, as part of the Executive’s employment with the Company, the Executive is not to breach any obligation of confidentiality that the Executive has to former employers or clients, and agrees to honor all such obligations to former employers or clients during employment with the Company.

8.6. Consultation with Counsel. The Executive hereby acknowledges and represents that the Executive has consulted with independent legal counsel regarding the Executive’s rights and obligations under this Agreement and that the Executive fully understands the terms and conditions contained herein.

8.7. No Tax Guarantee. Payments or benefits under this Agreement are subject to any applicable employment or tax withholdings or deductions. It is the intention of the parties that all payments or benefits provided under this Agreement comply with Section 409A of the Code and this Agreement shall be interpreted accordingly. If it is determined that a provision is not compliant with Section 409A of the Code, the parties will, by mutual agreement, amend this Agreement as necessary to comply with Section 409A of the Code, provided however, that the Company will not be obligated to incur additional expense. Executive acknowledges that she has been advised to seek independent advice from her tax advisor(s) with respect to the application of Section 409A of the Code to any payments or benefits under this Agreement. Notwithstanding the foregoing, the Company does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state or local laws.

9. ARBITRATION

9.1. Claims. The Executive and the Company mutually consent to the resolution by arbitration of certain claims or controversies (collectively, “Claims”) arising out of or relating to the Executive’s employment or termination of employment under this Agreement that either party may have against the other, including the Company’s officers, stockholders, directors, employees, or benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, or affiliates; and all successors and assigns of any of them, or agents in their capacity as such or otherwise. Claims covered by this Agreement shall include claims for (a) wages or other compensation due; (b) breach of any contract or covenant (express or implied); (c) tort claims; (d) discrimination (including but not limited to race, sex, religion, national origin, age, disability, citizenship, marital status, or any other basis protected by any applicable federal, state or local law); (e) payment of wages; (f) benefits (except where an employee benefit or pension plan specifies that its claims procedure shall use an arbitration procedure different from this one); and (g) violation of any federal, state, or local law, statute, regulation, or ordinance, or recognized under common law. The Claims not covered by this Agreement shall include claims (h) for workers’ compensation or unemployment compensation benefits; (i) brought pursuant to Sections 6 or 10 of this Agreement and breach of duty of loyalty; and (j) unrelated to the Employee’s employment with the Company.

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9.2. Procedures. The arbitration shall be governed by the procedures of the American Arbitration Association in accordance with its then-current Model Employment Arbitration Procedures and shall take place in the Washington-Metropolitan area.

9.3. Legal Fees. If the parties to this Agreement become parties to an arbitration proceeding or litigation arising from or relating to this Agreement, the non-prevailing party shall pay the reasonable attorneys’ fees and costs incurred by the prevailing party in such arbitration or litigation.

10. GENERAL PROVISIONS

10.1. Assignment. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any Person with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said Person shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

10.2. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, or Federal Express, signature required, if to the Company, addressed to its corporate headquarters at the time notice is given, “Attention Board of Directors”; if to the Executive, addressed to her home address as listed in the Company’s records at the time notice is given.

10.3. Amendment and Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by each of the parties hereto. Any such amendment shall comply with the requirements of Section 409Aof the Code, if applicable.

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10.4. Non-Waiver of Breach. No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

10.5. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason and subject to Section 7.5 of this Agreement, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

10.6. Governing Law. To the extent not preempted by Federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the law of the State of Maryland, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

10.7. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, whether oral or written, which shall be null and void and of no further force or effect.

10.8. Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including without limitation any Person with which the Company may merge or consolidate. The Company’s Subsidiaries are express third party beneficiaries of this Agreement, including the provisions of Section 7 of this Agreement.

10.9. Headings. Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

10.10. Survival. Section 1 and Sections 5 through 10 of this Agreement shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

10.11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

10.12. Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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10.13. Indemnification of the Executive. The Company shall, to the extent permitted by the Bylaws of the Company, in a manner as applied to other officers of the Company, indemnify, protect and hold the Executive harmless from and against any expenses, including reasonable attorneys’ fees and expenses, claims, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising out of, or related to, the Executive's employment by the Company or any of its Subsidiaries. The Company shall cause the Executive to be covered under directors and officers liability insurance policies in reasonable amounts in accordance with the Company's standard corporate policies.

10.14. Injunctive Relief. The Executive represents and acknowledges that, in light of the payments to be made by the Company to the Executive hereunder and for other good and valid reasons, as a result of the restrictions stated in the Assignment Agreement and the restrictions in Section 7 of this Agreement, the Company and its Affiliates would sustain irreparable harm and, therefore, in addition to any other remedies which the Company or its Affiliates may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any such violation of this Agreement, and the Executive shall not object to such application.

10.15. Section 409A and Tax Matters. This Agreement is intended to meet the requirements to avoid being subject to the additional taxes imposed on deferred compensation under Section 409A of the Code and shall be construed and interpreted in accordance with such intent. No person connected with the Agreement in any capacity, including but not limited to the Company and any Affiliate of the Company and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including but not limited to federal, state and local income, estate and gift tax treatment, will be applicable with respect to any amounts payable under the Agreement or that such tax treatment will apply to or be available to the Executive on account of participation in the Agreement. In no event whatsoever shall the Company or any Affiliate be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Executive Employment Agreement to be duly executed on the date and year first written above.

THE COMPANY:

FORTRESS INTERNATIONAL GROUP, INC.

By: /s/Anthony Angelini
Anthony Angelini
Chief Executive Officer

THE EXECUTIVE:

/s/ Maura A. McNerney
Maura A. McNerney

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EXHIBIT A

SEPARATION FROM EMPLOYMENT AGREEMENT AND RELEASE

1. This Separation from Employment Agreement and Release (this “Agreement”) is between the Executive, Maura A. McNerney, the Executive’s spouse, family, agents and attorneys) (jointly, the “Executive”) and Fortress International Group, Inc. (the “Company”), its subsidiaries, affiliated entities, direct or indirect owners and its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, representatives, fiduciaries, and insurers (jointly, the "Released Parties").

2. If the Executive signs this agreement and does not revoke it, the Executive will receive the applicable severance payments and benefits set forth in Section 5 of that certain Executive Employment Agreement, effective as of [May __, 2013] (the "Employment Agreement").

3. The Executive, deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, agrees to and hereby does, forever and irrevocably fully waive the Executive’s right to assert any and all forms of legal claims against the Released Parties, of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date the Executive execute this Agreement (the “Execution Date”). Except as set forth below, the Executive’s waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Released Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Released Parties, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, the Executive specifically waives and releases the Released Parties from any Claim arising from or related to the Executive’s employment relationship with the Released Parties or the termination thereof, including, without limitation:

*	Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act and any similar Maryland or other state statute.

*	Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and any similar state statute.
*	Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.
*	Any right to recover from any complaints, charges or lawsuits filed by any federal or state agency on the Executive’s behalf.
*	Any other Claim arising under state or federal law.

4. Notwithstanding the foregoing, this Agreement does not:

*	release the Released Parties from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;
*	prohibit the Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);
*	prohibit the Executive from participating in an investigation or proceeding by the EEOC or any comparable state or local agency; or
*	prohibit the Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the Age Discrimination in Employment Act and does not impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

5. The Executive understands that this Agreement is not an admission of liability under any statute or otherwise by the Released Parties, and that the Released Parties do not admit, but deny, any violation of Executive’s legal rights, and that Executive shall not be regarded as a prevailing party for any purpose, including but not limited to, determining responsibility for or entitlement to attorneys’ fees, under any statute or otherwise. The Executive agrees that in the event the Executive brings a Claim in which the Executive seeks damages or other relief from any Released Party, or in the event the Executive seeks to recover against any Released Party in any Claim brought by a governmental agency on the Executive’s behalf, this Agreement shall serve as a complete defense to such Claims.

6. The Executive agrees that the Executive has been paid for all hours worked, including any overtime bonus or other incentive compensation, has submitted all invoices and expense reports, and has not suffered any on-the-job injury for which the Executive has not already filed a claim.

7. The Executive agrees that every term of this Agreement, including, but not limited to, the fact that an agreement has been reached and the amount paid, shall be treated by the Executive as strictly confidential, and expressly covenants not to display, publish, disseminate, or disclose the terms of this Agreement to any person or entity other than the Executive’s immediate family, the Executive’s attorney(s) (for purposes of seeking advice concerning this agreement only) and the Employee’s accountant(s) (for purposes of seeking tax advice only), unless compelled to make disclosure by lawful court order or subpoena.

8. The Executive and the Company have entered into an Invention Assignment and Confidentiality Agreement (the “Assignment Agreement”). The Executive reaffirms his obligation to comply with all of the post-termination obligations in the Assignment Agreement.

9. The Executive also agrees that:

 The Executive is entering into this agreement knowingly and voluntarily;

 The Executive has been advised by the Company to consult an attorney;

 As set forth in Attachment A, the Executive has been given the right to take 21 days (the “Consideration Period”) to consider this agreement; provided, however the Employee and the Company hereby agree that if there is a dispute as to the payment of wages such that the Executive is unable to make the representation set forth in Section 6 as to payment for hours worked (including any overtime bonus or other incentive compensation), the Consideration Period shall terminate on the later of the natural expiration of the Consideration Period or the date that is one day after the resolution of all claims regarding wages;

 But for the Executive’s execution of this Agreement, the Executive would not otherwise be entitled to the payments described in paragraph 2; and

 if any part of this Agreement is found to be illegal or invalid, the rest of the Agreement will be enforceable.

10. As a further consideration and inducement for this Agreement, the Executive hereby waives any and all rights under Section 1542 of the California Civil Code or any similar state, local, or federal law, statute, rule, order or regulation the Executive may have with respect to the Company. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Executive expressly agrees that this Release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as to those that are now disclosed.

11. After the Executive signs this agreement, the Executive will have 7 days to revoke it. If the Executive wants to revoke it, the Executive should deliver a written revocation to __________. If the Executive does not revoke it, the Executive will receive the payment described in Paragraph 2.

COMPANY

FORTRESS INTERNATIONAL GROUP, INC.

By: ______________________________	Date: ________________
Name:
Title:

EXECUTIVE

_________________________________	Date: ________________
Executive

ATTACHMENT A

CONSIDERATION PERIOD

I, Maura A. McNerney understand that I have the right to take at least 21 days to consider whether to sign this Separation From Employment and Release Agreement, which I received on [TERMINATION DATE]. If I elect to sign this Agreement before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.

Executive Signature

Date

EXHIBIT B

INVENTION ASSIGNMENT

AND CONFIDENTIALITY AGREEMENT

The following confirms an Invention Assignment and Confidentiality Agreement (“Agreement”) between me and Fortress International Group, Inc., a Delaware corporation (the “Company,” which term includes the Company’s affiliates, subsidiaries and any assigns). The promises and commitments that I make in this Agreement are a material part of the Company’s consideration in my employment relationship with the Company.

1.	I understand and agree that my employment by the Company creates a duty of loyalty and a relationship of confidence and trust between me and the Company with respect to any information made known to me by the Company or by any client, customer or vendor of the Company or other person who submits information to the Company, or which may be learned by me during the period of my employment.

2.	I recognize that the Company is continuously engaged in activities that the Company regards as confidential, proprietary and/or legally protectable, which activities are at least in part intended to further the interests of the Company and to provide the Company with a competitive advantage. The Company possesses and will, in the future, continue to possess information that has been or will be created, discovered, developed or otherwise becomes known to the Company (including information created by, discovered or developed by, or made known to me) during the period of or arising out of my employment by the Company. I understand that various intellectual and other property rights have been assigned or otherwise conveyed to the Company. All information concerning the above described activities and information is collectively called “Proprietary Information” (as defined below) under this Agreement.

3.	By way of illustration, but not limitation, “Proprietary Information” includes: trade secrets, processes, formulas, data and know-how; software programs, improvements, and inventions; research and development plans, tools and techniques; new product introduction plans, specifications, requirements documents and strategies; manufacturing techniques, strategies and costs, expenses, supplier information and lists and distribution information; terms and conditions in contracts of all kinds; marketing plans, strategies and service; support strategies and procedures; development schedules; revenue forecasts; computer programs; copyrightable material, employee salaries, employee expertise, employee ability levels, training programs and procedures, copies of memos or presentations incorporating confidential information that I may have in my files (including those which I authored), patent applications and disclosures and customer lists.

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4.	In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

(a)	All Proprietary Information shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights, trademarks and other rights related to Proprietary Information. I hereby assign to the Company any rights I may have or acquire in Proprietary Information. At all times, both during and after my employment by the Company, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything related to it without written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

(b)	All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by myself or others in connection with employment by the Company shall be and remain the sole property of the Company, shall be used by me solely for the benefit of the Company and shall be returned to the Company immediately as and when requested by the Company. Even if the Company does not so request, I shall return and deliver all such property to the Company upon termination of my employment by me or by the Company for any reason. I will not take with me any such property or any form of copy or reproduction of such property upon my termination.

(c)	I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment (all said improvements, inventions, formulas, ideas, processes, techniques, know-how and data shall be hereinafter collectively call “Inventions”).

(d)	I agree that all Inventions that I develop or have developed (in whole or in part, either alone or jointly with others) and (i) use or have used equipment, supplies, facilities or trade secret information of the Company, or (ii) use or have used the hours for which I am to be or was compensated by the Company, or (iii) which relate to the business of the Company or to its actual or demonstrably anticipated research and development or (iv) which result, in whole or in part, from work performed by me for the Company shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I further agree as to all such inventions and improvements to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights or other rights on said inventions and improvements in any and all countries, and to that end I will execute all documents in use for applying for and obtaining such patents and copyrights thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights or other rights for such inventions and improvements in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company’s request on such assistance.

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(e)	In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to such inventions and improvements (including renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its authorized officers and agents, as my agents and attorneys-in-fact, this power of attorney being coupled with an interest, to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

(f)	As a matter of record, on Attachment A, I have attached a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment with the Company that I desire to remove from the operation of this Agreement, and I covenant that such list is complete. If no such list is signed by me and attached to this Agreement, I represent and warrant that I have no such inventions or improvements at the time of signing this Agreement, and I agree that I will make no claim against the Company with respect to any such inventions or ideas.

(g)	I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

(h)	I acknowledge that the Company from time to time may be involved in government projects of a classified nature. I further acknowledge that the Company from time to time may have agreements with other persons or governmental agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work or information disclosed in connection therewith. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

(i)	I represent and warrant that execution of this Agreement, my employment with the Company and my performance of my proposed duties to the Company in the development of its business have not and will not violate any obligations which I may have to any former employer.

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(j)	I agree that at no time during my employment by the Company or thereafter shall I make, or cause or assist any other person to make, any statement or other communication to any third party that impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company or any of its Affiliates or any of their respective directors, officers or employees.

5.	This Agreement shall be effective as of the first day of my employment by the Company.

6.	This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by myself and the Company. I agree that any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

7.	I acknowledge receipt of this Agreement and agree that with respect to the subject matter hereof it is my final, complete and exclusive agreement with the Company, superseding any previous oral or written representations, understanding or agreements with the Company or any officer or representative with respect to the subject matter herein.

8.	In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be modified to the extent necessary to give effect to the intent of the parties or, if necessary, severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

9.	This Agreement shall be construed in accordance with the laws of the State of Maryland without regard to its choice of law principles.

10.	This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns.

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I acknowledge that the foregoing restrictions contained in Section 4 are reasonable in all respects including the scope, duration and geographic limitations. I agree that the restrictions are an appropriate means of protecting the Company’s legitimate business interests, and no greater than necessary to protect the Company’s interests. I acknowledge that these restrictions will not unreasonably interfere with my ability to make a living.

Dated: May __, 2013

_______________________________
Maura A. McNerney

Accepted and Agreed to:

FORTRESS INTERNATIONAL GROUP, INC.

By: _____________________________

Anthony Angelini, Chief Executive Officer

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